Exhibit 10.24

EIGHTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This EIGHTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “EIGHTH AMENDMENT”) is executed December 31, 20008, but effective as of January 1, 2005, by and between GeoPetro Resources Company, a California Corporation (“Company”) and Stuart J.  Doshi (“Executive”).

RECITALS

A.            Company and Executive are parties to the Employment Agreement, dated June 28, 1997 (the “Original Agreement”), as amended by the Amendment to Employment Agreement, dated January 11, 2001, the Second Amendment to Employment Agreement, dated July 1, 2003, the Third Amendment to Employment Agreement, dated April 20, 2004, the Restated Fourth Amendment to Employment Agreement, dated May 9, 2005 (the “Fourth Amendment”), the Fifth Amendment to Employment Agreement, dated July 28, 2005 (the “Fifth Amendment”), the Sixth Amendment to Employment Agreement, dated January 30, 2006, and the Seventh Amendment to Employment Agreement, dated December 29, 2008.  The Original Agreement, as amended through and including the Seventh Amendment, is referred to herein as the “Agreement.”

B.            The parties hereto now wish to amend the Agreement as set forth below.

NOW THEREFORE, Company and Executive hereby agree as follows:

1.                                       Amendment of Agreement.  A new sentence is added to the end of Section 20 of the Agreement:

“If (i) any of Company’s stock is publicly traded on an established securities market or otherwise, and (ii) if Executive is a “specified employee” (as defined in Section 409A of the Code), then any payments of deferred compensation (subject to Section 409A of the Code) under this Agreement which are due Executive as a result of a Separation from Service with Company shall be made six months after the date of such Separation from Service (or, if earlier, the date of death of Executive).”

2.             Integration.  To the extent of any inconsistencies between the terms and conditions of the Agreement as amended prior to the date hereof and those of this Eighth Amendment, this Eighth Amendment shall govern.  Except to the extent that the provisions of the Agreement prior to the date hereof are so superseded, they shall remain in full force and effect.

3.             Counterparts.  This Eighth Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Company and Executive have executed this Eighth Amendment as of the date first above written.

GEOPETRO RESOURCES COMPANY

/s/ J. Chris Steinhauser	/s/ Stuart J. Doshi
By: J. Chris Steinhauser	Stuart J. Doshi
Title: Chief Financial Officer